Exhibit 10(l)

WENDY’S INTERNATIONAL, INC.

WENDY’S WESHARE STOCK OPTION PLAN

(Reflects amendments through April 22, 2003)

Section 1. Purpose. This Wendy’s WeShare Stock Option Plan (hereinafter referred to as the “Plan”) is intended as a means whereby employees (hereinafter referred to as “Employee” or “Employees” and “Optionee” or “Optionees”) of Wendy’s International, Inc. (hereinafter referred to as the “Company”) or its subsidiaries (hereinafter referred to as the “Subsidiaries”) can each enlarge his proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the Employees for the successful conduct of the Company’s business. The Plan is also intended to create common interests between the Employees and the other shareholders of the Company, and to assist the Company in attracting, retaining and motivating Employees.

Section 2. Administration of the Plan. The Board of Directors of the Company shall appoint a Compensation Committee (hereinafter referred to as the “Committee”) of not less than three (3) directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. All members of the Committee shall be qualified to administer the Plan as contemplated by Securities and Exchange Commission Rule 16b-3, as amended or superseded from time to time. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the individuals to whom and the time or times at which Options shall be granted, the number of shares to be subject to each Option, the Option price and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including the Company, its Subsidiaries and all former, present and future Employees of the Company or its Subsidiaries.

Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of this Plan) or amendment of the exercise price of an option previously granted under this Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

Section 3. Maximum Number of Shares Subject to Plan. Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 9,200,000, plus the amount of any additional Common Shares which may result from any share distributions effected after the approval of this Plan by the Board of Directors of the Company. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

Section 4. Selection of Optionees. All those Employees of the Company or its Subsidiaries as shall be determined from time to time by the Committee shall be eligible to participate in the Plan, provided, however, that no Employee may be granted Options in the aggregate which would result in that Employee receiving more than ten percent of the maximum number of shares available for issuance under the Plan. Any person who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

At least a majority of the full-time Employees of the Company and its Subsidiaries in the United States who are “exempt employees” as defined under the Fair Labor Standards Act of 1938, as amended, shall be eligible to receive Options under the Plan. At least a majority of Options granted under the Plan shall be granted to Employees who are not officers or directors of the Company or its Subsidiaries. For the purposes of this paragraph “officer” shall have the same meaning as defined in Securities and Exchange Commission Rule 16a-1(f) or any successor rule.

Section 5. Option Price. The purchase price for the shares covered by each Option granted shall be not less than one hundred percent (100%) of the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on such date.

Section 6. Option Requirements. The Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced in writing in a form approved by the Committee and shall include the following terms and conditions:

(a) Optionee. Each Option shall state the name of the Optionee.

(b) Number of Shares. Each Option shall state the number of shares to which that Option pertains.

(c) Purchase Price. Each Option shall state the Option price, which shall be not less than one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of grant of such Option. See Section 5, Option Price, and Section 28, date of grant.

(d) Payment. The purchase price for the Options being exercised must be paid in full at the time of exercise in a manner acceptable to the Committee. In addition, in order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, an Optionee shall also be required to pay the amount of tax to be withheld at the time of exercise. No Common Shares will be delivered to any Optionee until all such amounts have been paid.

(e) Length of Option. Each Option shall be granted for a period to be determined by the Committee but in no event to exceed more than ten (10) years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its term as the Committee shall determine, and only if the Optionee is employed by the Company or a Subsidiary of the Company at the time of such exercise.

(f) Exercise of Option. With respect to the Options offered pursuant to the Plan to an Employee who is subject to Section 16 of the Securities Exchange Act of 1934 (“Section 16 of the Exchange Act”), no option can be exercised for at least six (6) months after the date of grant except in the case of death or disability as set forth in Section 10 where the Option is otherwise exercisable. Otherwise, each Optionee shall have the right to exercise his or her Option in the manner specified in this Plan or in the agreement evidencing granting of such Option.

Section 7. Method of Exercise of Options. Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business or other address designated by the Company, accompanied by cash, check, shares, or other property acceptable to the Committee, in payment of the Option price for the number of shares specified and paid for. From time to time the Committee may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

Section 8. Non-Transferability of Options. Except as set forth in Section 10, an Option is exercisable during an Optionee’s lifetime only by the Optionee. The Options shall not be transferable except by will or the laws of descent and distribution, and shall terminate as provided in this Plan.

Section 9. Earlier Termination of Options. Except as set forth in Section 10, upon the termination of the Optionee’s employment for any reason whatsoever, the Options will terminate as to all shares covered by Options which have not been exercised as of the date of such termination.

Section 10.

(a) Exercise Upon Death or Disability. In the event an Optionee dies while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date of death and the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date of the Optionee’s death, with exercise to be made as set forth in Section 7.

In the event an Optionee becomes Disabled while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date the Optionee becomes Disabled, and the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee’s legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date the Optionee becomes Disabled, with exercise to be made as set forth in Section 7.

(b) Exercise Upon Retirement. In the event an Optionee’s employment with the Company and its Subsidiaries is terminated by reason of the Optionee’s retirement, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of 48 months after the date the Optionee retires with exercise to be made as set forth in Section 7. For purposes of this Section 10(b), “retirement” shall mean termination of employment at or after attaining age 55 with at least ten (10) years of service (as defined in the Company’s qualified retirement plans), other than by reason of death or Disability or for cause.

(c) Exercise Upon Termination of Employment in Connection with Certain Dispositions. In the event an Optionee’s employment with the Company and its Subsidiaries is terminated without cause in connection with a disposition of one or more restaurants or other assets by the Company or its Subsidiaries, or in connection with a sale or other disposition of a Subsidiary, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year following the Optionee’s termination of employment, with exercise to be made as set forth in Section 7.

Section 11. Limitation on Sale of Common Shares Offered Pursuant to Plan. With respect to the Common Shares offered pursuant to the Plan to an Employee who is subject to Section 16 of the Exchange Act, such Common Shares cannot be sold for at least six (6) months after acquisition, except in the case of death or Disability.

Section 12. Non-Qualified Stock Options. The Options granted under the Plan shall be non-qualified stock options.

Section 13. Effect of Change in Common Shares Subject to the Plan. In the event any dividend upon the Common Shares payable in shares is declared by the

Company, or in case of any subdivision or combination of the outstanding Common Shares, the aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Option. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to reflect accurately the terms of the Option as to the number and kind of shares deliverable upon subsequent exercising of the Option and in the Option prices under the Option.

Section 14. Listing and Registration of Common Shares. If at any time the Committee shall determine that listing, registration or qualification of the Common Shares covered by the Option upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Common Shares under the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Any person exercising an Option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

Section 15. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

Section 16. Misconduct. In the event that an Optionee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or its Subsidiaries, or (ii) breached any contract with or violated any fiduciary obligation to the Company or its Subsidiaries, or (iii) engaged in unlawful trading in the securities of the Company or its Subsidiaries or of another company based on information gained as a result of that Optionee’s employment with the Company or its Subsidiaries, then that Optionee shall forfeit all rights to any unexercised Options granted under the Plan and all of that Optionee’s outstanding Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.

Section 17. Foreign Employees. Without amending the Plan, the Committee may grant Options to eligible Employees who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees.

Section 18. Buy Out of Option Gains. At any time after any Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and pay to the Optionee the excess of the fair market value of the Common Shares covered by such Option over the Option price of such Option at the date the Committee provides written notice (the “Buy Out Notice”) of the intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in Common Shares, or partly in cash and partly in Common Shares, as the Committee deems advisable. To the extent payment is made in Common Shares, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a Common Share at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional Common Share in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes. For the purposes of this Section 18, fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on the relevant date.

Section 19. No Rights to Options or Employment. No Employee or other person shall have any claim or right to be granted an Option under the Plan. Having received an Option under the Plan shall not give an Employee any right to receive any other grant under the Plan. An Optionee shall have no rights to or interest in any Option except as set forth herein. Neither the Plan nor any action taken herein shall be construed as giving any Employee any right to be retained in the employ of the Company or its Subsidiaries.

Section 20. Merger, Consolidation, Etc. In the event that the Company is a party to a plan or agreement for merger or consolidation or reclassification of its securities or the exchange of its securities for the securities of another person which has acquired the Company’s assets or which is in control (as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended) of a person which has acquired the Company’s assets, where the terms of such plan or agreement are binding upon all shareholders of the Company, except to the extent that dissenting shareholders may be entitled to relief under Section 1701.85 of the Ohio Revised Code, then Options granted and outstanding pursuant to the Plan for more than six (6) months, notwithstanding the date of exercise fixed in the grant of such Options, shall become immediately exercisable and each Optionee shall be entitled to receive, upon payment of the amount required for exercise of each Option, securities or cash consideration, or both, equal to those the Optionee would have been entitled to receive under such plan or agreement if the Optionee had already exercised such Option.

Section 21. Amendment or Termination. The Board of Directors may amend or terminate the Plan at any time, provided that the Board of Directors shall not (except as provided in Sections 9, 10 and 13 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee.

Section 22. Other Actions. This Plan shall not restrict the authority of the Committee, the Board of Directors or of the Company or its Subsidiaries for proper corporate purposes to grant or assume stock options, other than under the Plan, to or with respect to any Employee or other person.

Section 23. Costs and Expenses. Except as provided in Section 6(d) hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company, and shall not be charged to any grant nor to any Employee receiving a grant.

Section 24. Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

Section 25. Laws Governing Plan. This Plan shall be construed under and governed by the laws of the State of Ohio.

Section 26. Captions. The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

Section 27. Effective Date. The Plan shall become effective on the date it is approved by the Board of Directors of the Company.

Section 28. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meaning set forth below:

(a)	The “date of grant” or “grant date” of an Option shall be the date on which an Option is granted under the Plan.

(b)	“Option” means the right granted under the Plan to an Optionee to purchase a Common Share of the Company at a fixed price for a specified period of time.

(c)	“Option price” means the price at which a Common Share covered by an Option granted hereunder may be purchased.

(d)	With regard to any particular Employee, “Disabled” shall have the meaning set forth in the Company’s long term disability program applicable to such Employee.